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                                                                   EXHIBIT 10.16


                         FAMOUS DAVE'S OF AMERICA, INC.

                                  AMENDMENT TO
                         1997 EMPLOYEE STOCK OPTION PLAN



         1. Increase in Number of Shares Subject to the Plan. Section 5.1 of the 1997 Employee Stock Option Plan is hereby amended to read in its entirety as follows:

              5.1. Number of Shares. Subject to adjustment as provided in
         Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 500,000 shares of Common Stock.

         2. Effective Date. This Amendment shall be effective as of February 15, 1998.